EXHIBIT 9.01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)
☒	Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2011

☐	Transition Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from _________ to _________

Commission File Number: 333-138672

Wee-Cig International Corporation
(formerly Legacy Wine & Spirits International Ltd.) (Exact name of small business issuer as specified in it’s charter)

Nevada

(State or other jurisdiction of incorporation or organization)

91-1963840
(I.R.S. Employer Identification No.)

6490 West Desert Inn Road

Las Vegas, Nevada, 89146

(Address of principal executive offices)

888-488-6882

(Issuer’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☐ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

APPLICABLE ONLY TO CORPORATE ISSUERS

On November 14, 2011 there were 53,450,385 shares outstanding of the issuer’s common stock.

INDEX		Page

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements	3
	Consolidated Balance Sheet as of September 30, 2011 (Unaudited) and December 31, 2010	4
	Consolidated Statements of Operations (Unaudited) For the Three Months and Nine Months Ended September 30, 2011 and 2010, and the Period from February 18, 1999 (Inception) through September 30, 2011	5
	Consolidated Statements of Cash Flows (Unaudited) For the Nine Months Ended September 30, 2011 and 2010, and the Period from February 18, 1999 (Inception) through September 30, 2011	6
	Notes To Financial Statements (Unaudited)	7
Item 2.	Management's Discussion and Analysis or Plan of Operation	19
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	23
Item 4T.	Controls and Procedures	24

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings	25
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	25
Item 3.	Defaults Upon Senior Securities	28
Item 4.	Submission of Matters to a Vote of Security Holders	28
Item 5.	Other Information	28
Item 6.	Exhibits	28
SIGNATURES		29

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

LEGACY WINE & SPIRITS INTERNATIONAL LTD.

(A development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

CONSOLIDATED BALANCE SHEETS	4

CONSOLIDATED STATEMENTS OF OPERATIONS	5

CONSOLIDATED STATEMENTS OF CASH FLOWS	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7

3

LEGACY WINE & SPIRITS INTERNATIONAL LTD.

(A development stage Company)

CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
CURRENT ASSETS
Cash	$7,104	$3,665
Inventory, at cost	6,112	20,551
Prepaid Expenses	8,248	5,171

TOTAL CURRENT ASSETS	21,464	29,387

DEPOSIT ON LEASEHOLD IMPROVEMENTS	85,000	85,000

LEASEHOLD IMPROVEMENTS, net of depreciation of $24,461 (2010 - $17,986)	95,045	101,520

FURNITURE AND FIXTURES, net of depreciation of $32,990 (2010 - $32,834)	538	694

OTHER INTANGIBLE ASSETS, net of write-down of $Nil (2010 - $872,225) and amortization of $ 142,981 (2010 - $142,375)	9,894	10,500

TOTAL ASSETS	$211,941	$227,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$53,509	$57,779
Due to related parties	83,390	39,612

TOTAL CURRENT LIABILITIES	136,899	97,391

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value, 100,000,000 shares authorized Issued and outstanding: 53,450,385 (2010 – 42,405,385) common shares	5,345	4,241
Additional paid-in capital	5,367,258	5,173,213
Deferred compensation	(30,410)	(60,416)
Deficit accumulated during the development stage	(5,267,151)	(4,987,328)

TOTAL STOCKHOLDERS’ EQUITY	75,042	129,710

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$211,941	$227,101

The accompanying notes are an integral part of these consolidated financial statements

4

LEGACY WINE & SPIRITS INTERNATIONAL LTD.

(A development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Cumulative from February, 19, 1999 (inception) to September 30,
	2011	2010	2011	2010	2011
REVENUES
Wine sales	$4,262	$3,461	$21,412	$27,372	$98,491

COST OF GOODS SOLD	3,054	2,154	14,165	18,606	62,484

GROSS PROFIT	1,208	1,307	7,247	8,766	36,007

GENERAL AND ADMINISTRATIVE EXPENSES
Wine Promotions	-	-	695	-	3,928
Store supplies	-	-	-	219	3,623
Advertising	-	-	-	-	757
Property Tax	-	-	-	-	2,095
Investor relations	5,001	18,750	15,003	50,625	147,475
Consulting	5,271	54,745	135,523	271,354	1,092,854
Depreciation and amortization	2,413	19,318	7,237	57,953	200,083
Exploration costs	-	-	-	-	17,214
Management Fees	-	-	38,750	-	269,950
Office and General	12,991	17,350	43,103	53,172	522,572
Professional Fees	-	5,336	27,468	36,116	411,643
Travel and accommodation	2,269	3,473	6,185	17,165	134,328
Wages and salaries	4,564	460	13,106	9,969	140,649
Website development costs	-	-	-	-	158,772
Write-down of liquor license	-	-	-	-	872,225
Write-down of technology license	-	-	-	-	912,653
Write-down of URL’s	-	-	-	-	247,500

TOTAL EXPENSES	32,509	119,432	287,070	496,573	5,138,321

OTHER INCOME (EXPENSES)
Property Option Loss	-	-	-	-	(15,500)
Interest on settlement of due to related parties	-	-	-	-	(149,337)

TOTAL OTHER INCOME (EXPENSES)	-	-	-	-	(164,837)

Loss before Income Taxes	(31,101)	(118,125)	(279,823)	(487,807)	(5,267,151)
Income Tax Provision					-

NET LOSS	$(31,101)	$(118,125)	$(279,823)	$(487,807)	$(5,267,151)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.01)	$(0.00)	$(0.01)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	53,450,385	31,904,846	50,948,517	28,144,946

The accompanying notes are an integral part of these consolidated financial statements.

5

LEGACY WINE & SPIRITS INTERNATIONAL LTD.

(A development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30, 2011	Nine months ended September 30, 2010	Cumulative from February, 19, 1999 (inception) to September 30 , 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(279,823)	$(487,807)	$(5,267,151)
Adjustments to reconcile net loss to net cash (used in) operating activities:
- depreciation and amortization	7,237	57,953	199,723
- fees and services paid with shares	165,156	115,250	644,645
- interest on settlement of due to related parties	-	-	149,337
- non-cash exploration costs	-	-	9,500
- write down of liquor license	-	-	872,225
- write down of technology license	-	-	912,654
- write off of website development costs	-	-	158,772
- write down of URLs	-	-	247,500
- net changes in working capital items	(7,347)	(8,579)	494,897
- inventory	14,439	18,107	(6,112)

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(100,338)	(305,076)	(1,584,010)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of furniture and equipment	-	-	(24,317)
Deposit on Leasehold improvements	-	-	(85,000)
Leasehold improvements	-	-	(119,505)
Website development costs	-	-	(223,872)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-	(452,694)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances from related parties	103,777	302,945	1,172,008
Proceeds on sale of common stock	-	-	871,800

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	103,777	302,945	2,043,808

NET INCREASE IN CASH	3,439	(2,131)	7,104

CASH, BEGINNING OF PERIOD	3,665	6,743	-

CASH, END OF PERIOD	$7,104	$4,612	$7,104

The accompanying notes are an integral part of these consolidated financial statements.

6

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Legacy Wine & Spirits International Ltd. (“Legacy” or the “Company”) was incorporated on February 19, 1999 in the State of Nevada as Power Direct Tech.com. On February 23, 1999, the Company changed its name to PD Tech.com and on June 8, 1999 the Company changed its name to Cardstakes.com to reflect management’s decision to shift the Company’s focus to internet-based business development. On January 13, 2004, the Company changed its name to Legacy Mining Ltd. to reflect management’s decision to shift the Company’s focus to mineral exploration and development. In 2007, the Company filed a Registration Statement Form SB-2/A to become a fully reporting Company on the OTC: BB and on October 30, 2007, began trading under the symbol “LEYM”. In 2008, due to uncertainties in the financing of mineral exploration and development, management decided to shift the Company focus to the wine & spirits industry. On May 2, 2008, the Company changed its name to Legacy Wine & Spirits International Ltd. and on May 27, 2008, the Company began trading under the symbol “LWSP”.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company is a development stage company and its general business is the operation of a wine store in Tianjin, China. The Company will depend almost exclusively on outside capital through the issuance of common shares to finance ongoing operating losses and to fund the wine operations. The Company has incurred losses of $5,267,151 from inception to September 30, 2011 and has a working capital deficiency of $115,435. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs.

The Company's future capital requirements will depend on many factors, including cash flow from operations, costs to complete property development, if warranted, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business. Given the Company's limited operating history, lack of revenues, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation B Article 8 “Financial Statements of Smaller Reporting Companies” as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended December 31, 2010 indexed in Form 10-K. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

Operating results for the three and nine month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company and its subsidiary, a 100% interest in Tianjin Legacy Wine Trading Co. Ltd. – All significant intercompany transactions and balances have been eliminated in consolidation.

7

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con’t.)

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Equipment

Equipment is carried at acquisition cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets on a straight line basis.

Leasehold Improvements

Leasehold Improvements is carried at acquisition cost less accumulated depreciation. Depreciation is provided over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets on straight line basis per annum.

Intangible Assets

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350 , “IntangiblesGoodwill and Other” requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. The Company's intangible assets consist of the acquisition of the license to import and distribute wine & liquor products and various brands and labels. The Company determined that the intangibles have an estimated useful life of 15 years and will be reviewed annually for impairment. Amortization will be recorded over the estimated useful life of the assets using the straight-line method for financial statement purposes. The Company commenced amortization when the economic benefits of the assets began to be consumed in December 2008. Other intangibles are carried at acquisition cost less accumulated amortization. Amortization is provided over the estimated useful lives of the assets on straight line basis per annum.

Definite life intangible assets are tested for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. These tests involve the use of estimates and assumptions appropriate in the circumstances. In assessing fair value, valuation models are used that include discounted cash flows. The models use assumptions that include levels of growth in assets under management from net sales and market, pricing and margin changes, synergies achieved on acquisition, discount rates, and observable data for comparable transactions. As of December 31, 2010, the Company believed there was an impairment of its intangible assets and recorded a write-down in the value of the intangible in the amount of $872,225.

8

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Inventory

Inventory is recorded at the lower of cost or net realizable value.

Revenue Recognition

Sales are recognized upon purchase by customers at our retail store. All sales at our retail store are final, allowing for no sales returns.

Foreign Currency Translation

The financial position and results of operations of the Tianjin Wine Trading Co. Ltd. operations are measured using the parent’s currency as the functional currency. Non monetary assets and liabilities of these operations are translated at the exchange rate in effect at the transaction date. Monetary assets and liabilities of these operations are translated at the exchange rate in effect at the balance sheet date. Income statement accounts, with the exception of amortized assets or liabilities, are translated at the average exchange rate during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in exchange gain or loss in the income statement. Gains and losses that result from foreign currency transactions are included in the calculation of net income (loss).

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

9

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 2- BASIS OF PRESENTATION (continued)

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU, however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

10

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 2- BASIS OF PRESENTATION (continued)

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The ASU amends FASB Accounting Standards Codification Topic 310, Receivables, to improve the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate, by portfolio segment or class of financing receivables, certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. This ASU is effective for interim and annual reporting periods ending on or after December 15, 2010. The adoption of this standard may require additional disclosures, but we do not expect the adoption to have a material effect on our consolidated financial statements.

On December 21, 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-29, which impacts any public entity that enters into business combinations that are material on an individual or aggregate basis. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenues and earnings of the combined entity as though the business combination(s) that occurred during the year had occurred at the beginning of the prior annual period when preparing the pro forma financial information for both the current and prior reporting periods. The guidance also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in reported pro forma revenues and earnings. This guidance is effective for business combinations consummated in periods beginning after December 15, 2010. We do not believe the adoption of this guidance will have a material impact on our Consolidated Financial Statements

In April 2011, FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its consolidated financial statements.

In May 2011, FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. For public entities, the new guideline is effective for interim and annual periods beginning after December 15, 2011 and should be applied prospectively. The Company does not expect that the guidance effective in future periods will have a material impact on its consolidated financial statements.

11

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 3 – DEPOSITS ON LEASEHOLD IMPROVEMENTS

The Company opened its first wine and spirits retail store located in Tianjin, China in December, 2008 for the distribution of its imported products. As of September 30, 2011 the Company has advanced $85,000 towards the leasehold improvements of future store(s) planned for the latter half of 2011.

NOTE 4 – INTANGIBLE ASSETS

On May 5, 2008, the Company signed an agreement with Legacy Wine and Spirits Merchants Ltd (“Legacy Merchants”) a Hong Kong based Company, for the rights to a fifteen (15) year general license to import, bottle, blend, manufacture and distribute wine and spirits in China. The agreement did not take effect until the Company completed its name change, which was completed on May 27, 2008. Legacy Merchants was issued 1,000,000 restricted shares of the Company’s Rule 144 stock valued at $960,000 for the rights to the aforementioned license through its agreement with Beijing Nine Dragons Winery Co. Ltd (“Nine Dragons”) a China based company. Through Legacy Merchants and its agreement with Crown Star Holdings Ltd, an alcoholic beverage sourcing company with offices in Canada and Hong Kong, the Company has access to a wide selection of fine wine and spirits.

The Company opened one wine and spirits retail stores to be located in Tianjin, China in December, 2008. The store is approximately 1,900 sq. ft. and named “Legacy Wine and Spirits” and will initially stock imported red and white wines as well as a selection of spirits from Bronco winery in California, USA. This initial store will be a flagship model for a franchising plan designed to further broaden the Company’s distribution facilities and gain further market awareness and penetration of the Legacy brand. Once the Legacy retail stores have been established, the Company will exercise its First Right of Refusal to start-up its manufacturing facility in Beijing through Legacy Merchants agreement with Nine Dragons.

Intangible assets include the following:

	September 30,	December 31,
	2011	2010
Description
15 year general license to acquire & distribute wine & spirits in China	$960,000	$960,000
Website development, branding and labeling costs incurred	65,100	65,100
Less: accumulated amortization	(142,981)	(142,375)
	882,119	951,065
Less: write-down of intangible assets	(872,225)	(872,225)
Adjusted Balance	$9,894	$10,500

12

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 5 – DEFERRED COMPENSATION

On May 15, 2010, the Company entered into an agreement with Palisades Financial Ltd. (“Palisades”), a private company controlled by a significant shareholder, with a two-year term, whereby Palisades provides investor relations services to the Company (valued at $30,000) in exchange for 750,000 restricted shares of the Company’s common stock.

On May 15, 2010, the Company entered into an agreement with a consultant, for a two year term, whereby the consultant provides consulting services to the Company (valued at $30,000) in exchange for 750,000 restricted shares of the Company’s common stock.

On December 1, 2010, the Company entered into an agreement with Charlton Investments Limited (“Charlton”), a private company controlled by a significant shareholder, with a two-year term, whereby Charlton will provide investment-banking services to the Company (valued at $10,000) in exchange for 500,000 restricted shares of the Company’s common stock.

On December 1, 2010, the Company entered into an agreement with Compte de Sierge Accomodative Corp. Ltd., (“Compte”) a private company owned by a significant shareholder of the Company, for a two year term, whereby Compte will provide investor relations services to the Company (valued at $10,000) in exchange for 500,000 restricted shares of the Company’s common stock. Compte will provide such services as researching, editing and generating a company profile, relaying the Company’s business perspectives and distribution of corporate updates, including press releases.

The Company amortizes the costs of these services over the respective terms of the contracts. During the nine months ended September 30, 2011, the Company recorded amortization of deferred compensation totaling $30,006 and as at September 30, 2011 the unamortized portion of the deferred compensation totaled $30,410.

13

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company’s capitalization is 100,000,000 common shares with a par value of $0.0001 per share.

2011 Transactions

On January 13, 2011, the Company issued 45,000 restricted commons shares valued at $900 to two directors for their current services.

On January 26, 2011, the Company filed a Registration Statement on Form S-8 to register 11,000,000 shares to be issued pursuant to the Company’s 2011 Stock Incentive and Option Plan. In 2011, the Company granted and issued 8,425,000 shares $0.02 per share and 2,575,000 shares at $0.01 per share pursuant to the Company’s 2011 Stock Incentive and Option Plan for settlement of debt to related parties and certain other management and consulting services of $194,250.

2010 Transactions

On January 20, 2010 the Company issued 200,000 restricted common shares with a fair value of $14,000 to a consultant for his current services.

During the nine months ended September 30, 2010 the Company issued 9,120,000 shares under the Company’s 2010 & 2009 Employee Stock Option Incentive Plans with a value of $256,950 for satisfaction of debt to related parties.

On May 26, 2010, the Company issued 1,500,000 restricted common shares with a fair value of $60,000 pursuant to deferred compensation agreements.

2011 Stock Options

During the nine month period ended September 30, 2011, the Company granted and issued 8,425,000 shares $0.02 per share and 2,575,000 shares at $0.01 per share pursuant to the Company’s 2011 Stock Incentive and Option Plan for settlement of debt to related parties and certain other management and consulting services of $194,250.

The Company’s stock option activity is as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance, December 31, 2008	$-	-
Granted during the period	1,720,000	0.25	-
Exercised during the period Balance, December 31, 2009	(1,720,000)	0.25	-
	$-	-
Granted during the period	12,882,500	$0.03	-
Exercised during the period	(12,882,500)	0.03	-
Balance, December 31, 2010	-	$-	-

Granted during the period	11,000,000	$0.02	-
Exercised during the period	(11,000,000)	0.02	-
Balance, September 30, 2011	-	$-	-

14

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY (con’t.)

As of September 30, 2011 there were 1,710,000 stock options available for grant under the Company’s 2009 Stock Incentive and Option Plan

On January 26, 2011, the Company filed Registration Statements on Form S-8 to register 11,000,000 to be issued pursuant to the Company’s 2011 Stock Incentive and Option Plan. As of September 30, 2011 there were nil stock options available for grant under the Company’s 2011 Stock Incentive and Option Plan

2010 Stock Options

During the nine months ended September 30, 2010 the Company issued 5,570,000 shares under the Company’s 2010 & 2009 Employee Stock Option Incentive Plans at various prices between $0.03 to $0.07 with a total value of $256,950 for satisfaction of debt to related parties. Accordingly, no further stock based compensation was recorded.

The Company’s stock option activity is as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Balance, December 31, 2008	-	-	-
Granted during the period	1720,000	0.25	-
Exercised during the period	(1,720,000)	0.25
Balance, December 31, 2009	-	$-	-

Granted during the period	9,120,000	0.07	-
Exercised during the period	(9,120,000)	0.07	-

Balance, September 30, 2010	-	$-	-

As of September 30, 2010 there were 587,500 stock options available for grant under the Company’s 2008 Stock Incentive and Option Plan.

As of September 30, 2010 there were 3,965,000 stock options available for grant under the Company’s 2009 Stock Incentive and Option Plan

On February 9, 2010, the Company filed Registration Statements on Form S-8 to register 9,000,000 to be issued pursuant to the Company’s 2010 Stock Incentive and Option Plan. As of September 30, 2010 there were 3,775,000 stock options available for grant under the Company’s 2010 Stock Incentive and Option Plan

15

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2011, the Company incurred expenses for consulting and management fees of $159,000 (2010 - $120,000) to significant shareholders and Companies controlled by a significant shareholder and $5,400 (2010 - $3,142) for directors fees.

During the nine months ended September 30, 2011, the Company incurred expenses for services of $30,006 (2010 - $101,250) to significant shareholders and companies controlled by a significant shareholders pursuant to service contracts (See Note 5).

During the nine months ended September 30, 2011, the Company incurred expenses for rent of $23,187 (2010 - $19,295) to a Companies controlled by a significant shareholder.

The following amounts are due to related parties:

	September 30,	December 31,
	2011	2010

Significant shareholders	$83,390	$39,612

All related party transactions are in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. All amounts owed to the above related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 8 – INCOME TAXES

Potential benefits of United States Federal income tax losses are not recognized in the accounts until realization is more likely than not. As of September 30, 2011, the Company has combined net operating losses carried forward totalling approximately 5,268,000 for tax purposes which expire through 2031. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382 for 2002 and prior year’s losses. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

16

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 9 - SUPPLEMENTARY CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES

	Nine months ended Sept. 30,		For the period from February 19, 1999 (inception) to
	2011	2010	Sept. 30, 2011
Cash paid during the period for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

Shares issued for other intangible assets	$-	$-	$960,000

Shares issued for debt settlement	$60,000	$185,950	$1,369,479
			$320,000
Shares issued for deferred compensation	$-	$-

During the nine month period ended September 30, 2011, the Company granted and issued 8,425,000 shares $0.02 per share and 2,575,000 shares at $0.01 per share pursuant to the Company’s 2011 Stock Incentive and Option Plan for settlement of debt to related parties and certain other management and consulting services of $194,250.

During the six month period ended September 30, 2011, the Company issued 45,000 restricted commons shares valued at $900 to two directors for their current services.

17

LEGACY WINE & SPIRITS INTERNATIONAL LTD.-

(A development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2011

(Unaudited)

NOTE 10 – COMMITMENTS AND CONTINGENCIES

As of August 1, 2010, the Company has leased 1250 sq. ft of office space from Holm Investments Ltd. at $2,500 per month for a period of 3 years. As of October 15, 2008, the Company has leased it wine store in Tianjin for a period of 10 years (renewable for an additional 5 years), at $1,225 per month. See table below for Tianjin lease schedule.

Tianjin Store	2011	2012	2013	2014	2015	TOTAL

Lease rental	$14,700	$14,700	$14,700	$14,700	$14,700	$73,500

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this quarterly report. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Legacy Wine & Spirits International Ltd. (formerly Legacy Mining Ltd.) (“Legacy” or the “Company”) was incorporated on February 19, 1999 in the State of Nevada as Power Direct Tech.com. On February 23, 1999, the Company changed its name to PD Tech.com and on June 8, 1999 the Company changed its name to Cardstakes.com to reflect management’s decision to shift the Company’s focus to internet-based business development. On January 13, 2004, the Company changed its name to Legacy Mining Ltd. to reflect management’s decision to shift the Company’s focus to mineral exploration and development. We also declared a one-for-two reverse stock split of all of the outstanding common stock, without any change in par value of the shares of common stock. Shareholder approval was obtained to affect the reverse stock split which became effective on January 30, 2004. The new Company CUSIP number for is 5246EP 10 3.

On December 12, 2006, Legacy filed a Form SB-2 Registration Statement with the United States Security Commission. Following a number of amendments, the SB-2/A was declared effective on August 3, 2007. The trading symbol is “LEYM”.

On April 4, 2008, the Company held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective May 2, 2008, the following amendments to its Articles of Incorporation:

Name Change. A majority of the shareholders entitled to vote on such matters approved a change of name from Legacy Mining Ltd. to “Legacy Wine & Spirits International Ltd”. On April 8, 2008, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Legacy Wine & Spirits International Ltd.

Change of Symbol and CUSIP Number. The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 5246EP 10 3 to 52470N 10 1. Following the review of the NASD and FINRA, the Company was given a new effective date for trading. Effective at the opening of business on May 27, 2008, the symbol changed from LEYM to “LWSP”.

On October 13, 2010, the Company was removed from the bulletin board to the pinksheets for failure to comply with Rule 15c2-11 whereby the frequency of market maker quotations did not meet the requirements of the Rule.

19

Our Wine & Spirits Operation

A foreign corporation owing a Chinese subsidiary would normally have to maintain a certain balance at the bank unless a Chinese citizen holds the subsidiary shares. The shares in Tianjin Legacy Wine Trading Co. Ltd. are held on May 28, 2008 Legacy Wine & Spirits International Ltd. reported that it had signed an agreement with Legacy Wine and Spirits Merchants Ltd (“Legacy Merchants”) a Hong Kong based Company, for the rights to a fifteen (15) year general license to import, bottle, blend, manufacture and distribute wine and spirits in China. Legacy Merchants received 1,000,000 shares of the Company’s Rule 144 stock valued at $960,000 for the rights to the aforementioned license through its agreement Through with Beijing Nine Dragons Winery Development Co. Ltd (“Nine Dragons”) a China based company. Legacy Merchants and its agreement with Crown Star Holdings Ltd, an alcoholic beverage sourcing company with offices in Canada and Hong Kong, the Company has access to a wide selection of fine wine and spirits. The Company’s initial plans were to open at least two (2) wine and spirits retail stores to be located in Beijing, China by September, 2008 for the distribution of its imported products. Through a number of delays after the completion of the Beijing 2008 Olympics, the plan has changed. Legacy renovated one (1) 1,900 sq. ft. store in Tianjin, China completed in November, 2008. This store is named “Legacy Wine and Spirits” and has initially stocked imported red and white wines from choice regions throughout the world. This initial store will be a flagship model for a franchising plan designed to further broaden the Company’s distribution facilities and gain further market awareness and penetration of the Legacy brand. Once the Legacy retail stores have been established, the Company will exercise its First Right of Refusal to start-up its manufacturing facility in Beijing through Legacy Merchants agreement with Nine Dragons.

In the fourth quarter of 2010, the Company conducted an impairment analysis on the $1,025,100 attributed value of its intangible assets, including its license with Legacy Merchants valued at $960,000. These tests involved the use of estimates and assumptions appropriate in the circumstances in accordance with ASC 35-25-35:Subsequent measurement. In assessing fair value, valuation models were used that include discounted cash flows. The models use assumptions that include levels of growth in assets under management from net sales and market, pricing and margin changes, synergies achieved on acquisition, discount rates, and observable data for comparable transactions. This analysis of expected future cash flows determined that the sum of future expected cash flows does not exceed the respective net book value of the license and resulted in a write-down of the intangible asset in the amount of $872,225.(2009 - $Nil).

On June 24, 2008 Legacy Wine & Spirits International Ltd. reported that it had signed a Distribution Agreement with a Canadian based supplier of Italian wines, 2174684 Ontario Inc. This Agreement provided for the supply of select bottled wines at the mid-range price-point from six (6) different wine regions in Italy. The Company was at this time in talks with distributors and wineries in both Spain and California with regards to a Distribution Agreement for wine supply from those parts. During the year ended December 31, 2008, the Company decided to terminate its distribution agreement with 2174684 Ontario Inc. and it was refunded its $45,000 advance.

Thereafter, the Company secured a relationship with Bronco Wine Company of California and purchased its initial inventory of nine varietals of wine on September 26, 2008 for the purchase price of $37,800. Subsequent to September 30, 2008, 1050 cases of wine were shipped to China and displayed for the opening of the first wine store in December 2008.

The Company has also incurred $10,000 in costs for sourcing of product and brands with wine & spirits manufacturers in China. As at September 30, 2011, the inventory totaled $6,112 (2010- $20,551).

Bronco Wine Company is the single largest private grape grower in the world with ownership of 17,000 hectares of wine grapes and five Californian wineries. Legacy is importing 750 ml bottled wines in several varietals of Bronco Winery’s Hacienda Cellars Brand from Sonoma County, California.

The Hacienda brand from Bronco Winery will include Merlot, Cabernet Sauvignon, Chardonnay, Sauvignon Blanc, Riesling, Gewurztraminer, Viognier, White Zinfandel and Brut Sparkling Wine. All wine varietals are aimed at the mid-price point and will be distributed and retailed in China via wholesale retailers and Legacy’s own outlet showroom which caters to the retail buyer as well, located in TEDA, Tianjin, a second tier city of over 10 million people just outside of Beijing.

20

The Company has a three phase of business operation:

Phase One:

Legacy opened the initial corporately owned wine and spirits retail store in Tianjin, China in December, 2008. This retail store was stocked with select, moderately priced imported wines and has served as the design and sales model for all franchise boutiques opened thereafter. This phase enabled Legacy to establish its brand name and retail stores through Point of Purchase marketing and taste appreciation gatherings. In addition, this phase will enable Legacy to secure purchase orders from wholesale distributors for its ‘Bottled Exclusively for Legacy’ wine and spirits line. This phase moves the Company towards the establishment of the Legacy brand.

Phase Two:

Legacy has $85,000 reserved for leasehold improvements required to be made to future store locations. Additionally, the Company is currently working towards leasing and renovating an additional existing wine and spirit store in China. These stores are located in and around the Company's flagship store in Tianjin Economic Development Area (TEDA) which Legacy intends to have operating during 2011.

The location of these stores were strategically chosen for logistic reasons since this will enable the current Legacy staff to move between each store implementing the protocol and standards that Legacy Stores will be known for in China. A Legacy Wine and Spirits store should signify a reliable place for locals or foreigners to purchase their alcohol of choice whether it be for gift giving or personal consumption. Legacy's management feels that it will be advantageous to integrate these existing operating entities into a chain of Legacy retail outlets thus solidifying the Company's corporate branding. This move will greatly expedite the Company's ability to distribute its inventory and increase its brand awareness in China. The proposed expansion will enable Legacy to have the economy of scale in terms of sales multiples and purchasing capabilities with wine and spirit suppliers and vendors.

Through its agreement with Beijing Nine Dragons Winery Development Co. Ltd., Legacy will start importing select wine and spirits to be bottled in-house and distributed by the Company to Legacy’s retail outlets. This phase will allow Legacy to increase its profit margin via lower shipping costs and taxes as well as wholesale price reductions. This phase is expected to begin in the third quarter of 2011.

Phase Three:

Legacy will begin the importing of select wine juice for the purpose of blending and manufacturing its own brand label wines and spirits. This phase sees Legacy advance its market penetration, solidify its brand recognition and thus realize a further increase in its profit margin. This phase is expected in the fourth quarter of 2011.

Approximately 40 percent of imported wine enters China through Shanghai, so it is natural that the city has become the base for the majority of the leading distributors. Shanghai's specialty retail wine shops are a growing phenomenon in Shanghai and are unique alternatives to traditional state-owned tobacco and liquor shops and other retail outlets. These shops have found a niche in the retail market due to their unique marketing strategies, educational events, and store locations. From wine tasting parties and definitive flavor labels to wine and food matching seminars, these small specialty shops offer a growing and personalized introduction to imported wine.

Legacy is expecting to join this market with its first wine outlet in Shanghai in 2011. The local partners currently buy wine from Legacy.

21

According to statistics, Xiamen, the capital city of Fujian Province, reports annual consumption volumes of wine exceeding 10,000 liters, of which 45% are premium wines. Sales volumes have been increasing by 15% each year making Xiamen one of the key wine markets in China. In addition to strong local demand for wine, Xiamen also plays an important role as a wine distribution centre to neighboring areas such as Quanzhou, Fuzhou and Zhejiang in Jiangxi province.

Legacy also intends to set up a joint venture in 2011 to aggressively enter the Xiamen market. Similar to Shanghai the local partners currently buy wine from Legacy.

In doing business in China, Legacy is required to abide by the PRC laws and regulations regarding foreign ownership and certain requirements do effect our operations. A summary of these requirements appears below:

In trust by a Chinese citizen (Dennis Zhao, Manager) on behalf of Legacy.

-	We have to remit taxes to the government not only at the point of receiving imported wine, but also on the sale of wine.

-	We have to pre-submit the labels to all wine being imported to China to the authorities so they can match them to the products when they arrive at Customs.

-	We have to have Chinese labeling done in China.

-	The Pudong bank account we maintain takes a 1% processing fee on all deposits under a certain amount.

-	We have to have an annual business license and health certificate.

-	The majority of suppliers in China have a policy that cash is the only acceptable form of payment.

Liquidity and Capital Resources.

At September 30, 2011, we had total assets of $211,941, including current assets in cash of $7,104, inventory, at cost, $6,112 and prepaid expenses of $8,248. We have a deposit on leasehold improvements of $85,000, actual leasehold improvements, net of depreciation of $24,461 in the amount of $95,405, equipment, net of depreciation of $32,990, in the amount of $538 and other intangible assets net of amortization of $142,981 and a December 31, 2010 write-down of $872,225 in the amount of $9,894. As of December 31, 2010, we had total current assets of $227,101. The slight decrease in assets is due to depreciation and amortization of our assets and sale of inventory.

At September 30, 2011, we had total current liabilities of $136,899, which was represented by accounts payable and accrued liabilities of $53,509 and $83,390 due to other related parties. As of December 31, 2010 we had total current liabilities of $97,391. The increase in total current liabilities was a result of an increase in amounts owing to related parties. At September 30, 2011, we had a working capital deficiency of $115,435. (December 31, 2010 - $68,004).

We do not believe that our current cash resources will be able to maintain our current operations for an extended period of time. We will be required to raise additional funds or arrange for additional financing over the next 12 months to adhere to our development schedule. No assurance can be given, however, that we will have access to additional cash in the future, or that funds will be available on acceptable terms to satisfy our working capital requirements. If we are not able to arrange for additional funding or if our officers, directors and shareholders stop advancing funds to us, we may be forced to make other arrangements for financing such as loans or entering into strategic alliances. The Company is currently attempting to raise capital through accredited private investors.

22

Results of Operations

We have begun to realize some revenues from our retail wine store in China operations. Revenues for the three month period ended September 30, 2011 were $4,262 (2010 - $3,461) Loss from operations for the three month period ended September 30, 2011 was $31,101 (2010 - $118,125). This decrease in loss was due to a decrease in amortization expense, investor relations fees, professional fees and office and travel expenses this quarter.

From inception to September 30, 2011, our Company has incurred cumulative net losses of $5,267,151, resulting primarily from the write-down of certain internet related activities we were previously involved in. These included a write-down of a proprietary internet technology license in the amount of $912,653, a write-down of URL’s acquired in the amount of $247,500, a write-down of liquor license in the amount of $872,225 and a write-down of website development costs in the amount of $158,772, management and consulting fees of $1,092,854; travel and accommodation of $134,328; office and general expenses of $522,572, professional fees of $411,643; depreciation and amortization expense of $200,083, exploration costs of $17,214, a property option loss of $15,500 and interest expense on settlement of debt of $149,337.

The cash and equivalents constitute our present internal sources of liquidity. Because we are not generating any significant revenues, our only external source of liquidity is the sale of our capital stock and any advances from officers, directors or shareholders.

Our Plan of Operation for the Next Twelve Months

We do anticipate that we will need to raise additional capital within the next 12 months in order to continue as a going concern. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution of our stockholders. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available within the next 12 months, we may be required to curtail our operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise relinquish.

Legacy Wine & Spirits International Ltd. does anticipate further significant expenditures within the next 12 months for its expanding wine operations in China.

Legacy Wine & Spirits International Ltd. does not anticipate any further significant exploration costs within the next 12 months, nor does Legacy Wine & Spirits International Ltd. anticipate that it will lease or purchase any significant equipment within the next 12 months.

Off-Balance Sheet Arrangements

Our company has not entered into any off balance sheet arrangements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As of September 30, 2011, we had cash in the amount of $7,104. We have generated small revenues in the amount of $98,491 since inception and have incurred a net loss of $5,267,151 from our inception on February 19, 1999 to September 30, 2011. Our current operating funds are insufficient to expand the operation of our business venture as well as providing funds for anticipated operating overheads, professional fees and regulatory filing fees. Legacy Wine & Spirits International Ltd. does expect significant costs to complete the leasehold improvements and supply wine & liquor inventory to future liquor store locations for its business venture. It will have to obtain funds through entering into arrangements with collaborative partners or others to accomplish these expenditures. It currently is attempting to raise capital through accredited private investors. There is no assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our anticipated business plan.

23

Item 4T. Controls and Procedures.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our management, including our Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on criteria established in the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management determined that, during the nine months ended September 30, 2011, our internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules, as more fully described below. This was due to deficiencies in the design or operation of the Company’s internal control that adversely affected the Company’s internal controls and that may be considered to be material weaknesses.

Management identified the following material weaknesses in internal control over financial reporting:

1. The Company has limited segregation of duties with respect to its operations in the Peoples Republic of China, which is not consistent with good internal control procedures.

2. The Company does not have a written internal control procedurals manual which outlines the duties and reporting requirements of the Directors and any staff to be hired in the future. This lack of a written internal control procedurals manual does not meet the requirements of the SEC or good internal controls.

Management believes that the material weaknesses set forth in items 1 and 2 above did not have an affect on the Company’s financial results.

The Company and its management will endeavor to correct the above noted weaknesses in internal control as it begins to expand its operations in the Peoples Republic of China and once it has adequate funds to do so. Management will continue to monitor and evaluate the effectiveness of the Company’s internal controls and procedures and its internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

An additional specific weakness identified by our management was a lack of a timely review by corporate management. The weakness is principally due to lack of working capital to retain the legal, accounting and external audit services, which are integral to the Company’s process for timely disclosure and financial reporting. This deficiency resulted in the delinquent filing of our quarterly report on Form 10-Q for the quarterly period ended September 30, 2011.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

24

PART II - OTHER INFORMATION

ITEM 1. Legal Proceedings

None

ITEM 1A. Risk Factors

Not applicable

ITEM 2. Unregistered Sales of Equity Securities and Use of Proceeds

The Company’s capitalization is 100,000,000 common shares with a par value of $0.0001 per share.

2011 Transactions

On January 13, 2011, the Company issued 45,000 restricted commons shares valued at $900 to two directors for their current services.

On January 26, 2011, the Company filed a Registration Statement on Form S-8 to register 11,000,000 shares to be issued pursuant to the Company’s 2011 Stock Incentive and Option Plan. In 2011, the Company granted and issued 8,425,000 shares $0.02 per share and 2,575,000 shares at $0.01 per share pursuant to the Company’s 2011 Stock Incentive and Option Plan for settlement of debt to related parties and certain other management and consulting services of $194,250.

2010 Transactions

On January 20, 2010 the Company issued 200,000 restricted common shares with a fair value of $14,000 to a consultant for his current services.

During the nine months ended September 30, 2010 the Company issued 9,120,000 shares under the Company’s 2010 & 2009 Employee Stock Option Incentive Plans with a value of $256,950 for satisfaction of debt to related parties.

On May 26, 2010, the Company issued 1,500,000 restricted common shares with a fair value of $60,000 pursuant to deferred compensation agreements.

25

2011 Stock Options

During the nine month period ended September 30, 2011, the Company granted and issued 8,425,000 shares $0.02 per share and 2,575,000 shares at $0.01 per share pursuant to the Company’s 2011 Stock Incentive and Option Plan for settlement of debt to related parties and certain other management and consulting services of $194,250.

The Company’s stock option activity is as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Balance, December 31, 2008	-	-	-
Granted during the period	1,720,000	$0.25	-
Exercised during the period	(1,720,000)	0.25	-

Balance, December 31, 2009	-	$-	-

Granted during the period	12,882,500	$0.03	-
Exercised during the period	(12,882,500)	0.03	-

Balance, December 31, 2010	-	$-	-

Granted during the period	11,000,000	0.02
Exercised during the period	(11,000,000)	$0.02	-

Balance, September 30, 2011	-	$-	-

As of September 30, 2011 there were 1,710,000 stock options available for grant under the Company’s 2009 Stock Incentive and Option Plan.

26

On January 26, 2011, the Company filed Registration Statements on Form S-8 to register 11,000,000 to be issued pursuant to the Company’s 2011 Stock Incentive and Option Plan. As of March 31, 2011 there were 2,545,000 stock options available for grant under the Company’s 2011 Stock Incentive and Option Plan

2010 Stock Options

During the nine months ended September 30, 2010 the Company issued 5,570,000 shares under the Company’s 2010 & 2009 Employee Stock Option Incentive Plans at various prices between $0.03 to $0.07 with a total value of $256,950 for satisfaction of debt to related parties. Accordingly, no further stock based compensation was recorded.

The Company’s stock option activity is as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life

Balance, December 31, 2008	-	-	-
Granted during the period	1,720,000	$0.25	-
Exercised during the period	(1,720,000)	0.25	-

Balance, December 31, 2009	-	$-	-

Granted during the period	4,195,000	$0.07	-
Exercised during the period	(4,195,000)	0.07	-

Balance, September 30, 2010	-	$-	-

As of September 30, 2010 there were 587,500 stock options available for grant under the Company’s 2008 Stock Incentive and Option Plan.

As of September 30, 2010 there were 3,965,000 stock options available for grant under the Company’s 2009 Stock Incentive and Option Plan

On February 9, 2010, the Company filed Registration Statements on Form S-8 to register 9,000,000 to be issued pursuant to the Company’s 2010 Stock Incentive and Option Plan. As of September 30, 2010 there were 3,775,000 stock options available for grant under the Company’s 2010 Stock Incentive and Option Plan

27

ITEM 3. Defaults Upon Senior Securities

None.

ITEM 4. Submission of Matters to Vote of Security Holders

None

ITEM 5. Other Information

None

ITEM 6. EXHIBITS

Exhibit 31.1	Section 906 Certification of Periodic Report of the Chief Executive Officer.

Exhibit 32.1	Section 302 Certification of Periodic Report of the Chief Executive Officer.

28

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wee-Cig International Corporation (formerly Legacy Wine & Spirits International Ltd.).

Date: January 6, 2017	By:	/s/ Keir MacPherson
Keir MacPherson
President and a Director

29